UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2018

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                              Compensatory Arrangement

On December 13, 2018, the Board of Directors of Lannett Company, Inc. (the “Company”) adopted a retention bonus plan (the “Retention Plan”) that applies to the following executive officers of the Company: Timothy C. Crew, Martin P. Galvan, Samuel H. Israel, John Kozlowski, John Abt, Robert Ehlinger and Maureen Cavanaugh (collectively, the “Participants”). The purpose of the Retention Plan is to ensure that the expertise of such Participants is preserved for the benefit of the Company through at least December 1, 2019.

Pursuant to the Retention Plan, each Participant will receive a retention bonus in the amount of one year of his current base salary in the event that such Participant (i) remains employed by the Company and performs his duties and responsibilities in a satisfactory manner through December 1, 2019 or (ii) is terminated other than for Cause (as such term is defined in each Participant’s employment agreement with the Company) before December 1, 2019.

The foregoing description of the Retention Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Retention Plan Bonus Letter, which is filed as Exhibit 10.53 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.                              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.53	Form of Retention Plan Bonus Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: December 18, 2018